SECOND CONSULTING AND COMPENSATION AGREEMENT


        THIS SECOND CONSULTING AND COMPENSATION AGREEMENT (the
"Agreement") is entered into this 1st day of April, 2002 by and between Tinamilu Holdings Limited, a corporation organized under the laws of _______________________, (the "Consultant") and Dover
Petroleum Corp., a Nevada corporation (the "Corporation").

                         W I T N E S S E T H:

        WHEREAS, Consultant is engaged in the business of providing oil and gas industry management and consulting services; and

        WHEREAS, Corporation desires to engage Consultant on a non-exclusive basis for the Term (as hereinafter defined) in order to assist the Corporation in furthering certain business objectives of the Corporation; and

        WHEREAS, Consultant has agreed to provide certain services to the Corporation and, Corporation has agreed to compensate
Consultant pursuant to the terms and conditions of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Recitals. The recitals hereinabove set forth are acknowledged by the parties to be true and correct and are incorporated herein by reference.

        2. Description of Services. Consultant, subject to the discretion of Corporation, will provide certain consulting services (the "Services") to Corporation. The Services shall include, but may not be limited to the identification and introduction to the Corporation of certain viable oil and gas projects (the "Projects") for acquisition by Corporation.

        3.      Compensation.

         (a) Consulting Fees. As compensation for the Services, the Corporation has agreed to pay certain fees to Consultant (the
"Consulting Fees") in the amount of Two Hundred Thousand United
States Dollars (US$200,000.00).

         (b) Payment of Consulting Fees. Consultant shall receive payment of the Consulting Fees on _______________, 2002 (the "Payment Date").

         (c) Other. In the event Consultant provides services to the Corporation in addition to the Services provided for hereunder, Consultant may be compensated by Corporation for such additional services as mutually agreed in writing by Consultant and Corporation.

        4. Other Expenses of Consultant. The Consulting Fees shall be the only compensation to Consultant. Consultant understands that Consultant shall be obligated to pay any and all of its own costs and expenses associated with providing the Services to the corporation, including but not limited to travel, entertainment and other general office expenses.

        5. Term. The term of this Agreement ("Term"), subject to the provision for termination set forth hereinafter, shall commence on the date of execution hereof by the parties hereto and continue to June 15, 2003.

        6. Termination. Consultant may not terminate this Agreement. Corporation may terminate this Agreement upon thirty
(30) days prior written notice. Notwithstanding any such termination by Corporation, Corporation shall not be relieved of any obligation accruing hereunder prior to the date of such termination, including but not limited to the obligation upon Corporation to pay the Consulting Fees to Consultant .

        7.      Exclusivity.

         (a) The Corporation and Consultant hereby acknowledge and understand that during the Term, Corporation may engage any other party whatsoever to provide services to the Corporation that are substantially the same as the Services being provided by Consultant to the Corporation pursuant hereto.

         (b) The Corporation expressly understands and acknowledges that Consultant now renders, and in all probability will continue to render, services which are substantially similar to the Services to other parties, some of which parties may conduct business and have activities similar to those of the Corporation. The Corporation specifically authorizes the Consultant to continue with such activities, and the Consultant shall not be prevented or otherwise prohibited, during the Term or otherwise, from rendering services to any other party whatsoever which are the same or substantially similar to the Services to be provided by Consultant to Corporation pursuant to this Agreement.

        8.      Relationship of Parties.

         (a) Nothing contained in this Agreement shall authorize, empower or constitute Consultant as the agent of Corporation in any manner; authorize or empower Consultant to assume or create any obligation or responsibility whatsoever, expressed or implied, on behalf of or in the name of the Corporation; or authorize or empower Consultant to bind the Corporation in any manner or make any representation, warranty, covenant, agreement or commitment on behalf of the Corporation.

         (b) The obligations upon Consultant as set forth in this Agreement consists solely of the furnishing of information and advice to the Corporation. In no event shall Consultant be required to act as the agent of the Corporation or to otherwise represent or make decisions for the Corporation. All decisions with respect to any action of the Corporation or its subsidiaries or affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant given pursuant hereto, shall be the exclusive domain of the Corporation or such subsidiary or affiliate, and Consultant shall under no circumstances be liable for any expense incurred by Corporation or any loss suffered by the Corporation as a consequence of any such decision of Corporation or its subsidiaries or affiliates.

         (c) It is expressly acknowledged that Consultant will utilize its best efforts in performing the Services contemplated by this Agreement, however, Consultant makes no representation or warranty as to ultimate success of any action undertaken by the Corporation as a result of the Services provided by Consultant hereunder.

         (d) Consultant is acting as an independent contractor, and nothing contained in this Agreement or in the relationship between Consultant and Corporation shall be deemed to constitute a partnership, joint venture or any other relationship, except for the relationship as specifically set forth in this Agreement.

        9. Liability of Consultant. The Corporation acknowledges that Consultant shall incur no liability to the Corporation or any other party on account of this Agreement, on account of any acts or omissions arising out of or related to the actions of Consultant under this Agreement or on account of the performance or failure to perform any Services to be provided by Consultant under this Agreement except that Consultant shall remain liable for the intentional or willful misconduct of Consultant. Likewise, the Consultant shall have no liability whatsoever with respect to the decisions made or the actions taken by the Corporation in reliance upon the advice or recommendations of the Consultant or as a result of any of the Services provided by the Consultant pursuant hereto. This paragraph shall survive the termination of this Agreement.

        10.     Indemnification.

         (a) Indemnification by Corporation. Corporation hereby agrees to indemnify, defend and hold harmless Consultant, its partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable legal fees and expenses, expense incurred in giving testimony or furnishing documents in response to subpoena or otherwise and including, without limitation, the cost of investigation, preparing or defending any such action, suit proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which Consultant is a party, asserted against, imposed upon or incurred by Consultant resulting from or by reason of the provision by Consultant of the Services pursuant to this Agreement.

         (b) Indemnification by Consultant. Consultant hereby agrees to indemnify, defend and hold harmless Corporation, its shareholders, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable legal fees and expenses, expense incurred in giving testimony or furnishing documents in response to subpoena or otherwise and including, without limitation, the cost of investigation, preparing or defending any such action, suit proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which Consultant is a party, asserted against, imposed upon or incurred by Corporation resulting from or by reason of any breach by Consultant of the terms hereof.

         (c) Conditions of Indemnification. The obligations and liabilities of the parties hereunder regarding claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                (1) An indemnified party (the "Indemnified Party") hereby agrees to promptly notify the indemnifying party (the "Indemnifying Party") in writing of any claims asserted against, imposed upon or incurred by the Indemnified Party and the Indemnifying Party hereby agrees to undertake the defense thereof by representatives chosen by the Indemnifying Party. The Indemnifying Party shall have the right to control and handle the conduct of any litigation. The Indemnified Party hereby agrees to cooperate with the Indemnifying Party in the defense of any such claim or proceeding. The Indemnifying Party hereby agrees to keep the Indemnified Party informed as to the progress of any such claim or proceeding; and

                (2) In the event that the Indemnifying Party, within fifteen (15) days after notification by the Indemnified Party of any claim, fails to defend, control or handle such matter, the Indemnified Party shall have the right, upon written notification to the Indemnifying Party, to defend, compromise or settle the same on behalf of an for the account and at the risk of the Indemnifying Party. In such event, the Indemnifying Party hereby agrees to advance and pay all costs and reasonable attorneys fees of such indemnification and give full cooperation to the Indemnified Party, subject, however, to the right of the Indemnifying Party to assume such defense at any time prior to final settlement, compromise or determination thereof.

        11.     Confidential Information.

         (a) Definition of Confidential Information. For the purposes hereof, the term "Confidential Information" shall mean any and all communications, financial statements, documents, customer lists, business plans, supplier lists, pricing information, vendor information, biographical information, market studies and analysis, product information, transportation and distribution information and all other information, documents, items or communication disclosed by Corporation to Consultant, including but not limited to the Due Diligence Information; provided, however, that the term Confidential Information shall not include any of the foregoing which:

                (1) is or becomes generally available to the public other than as a result of a breach of this Agreement;

                (2) was within possession of Consultant prior to it being furnished to Consultant by Corporation;

                (3)     becomes available to Consultant on a
        non-confidential basis from a source other than Corporation, provided that to the best knowledge of Consultant, such party is not bound by a confidentiality agreement with respect to such information; or

                (4) was independently developed by Consultant without reference to the Confidential Information provided hereunder.

         (b) Review of Confidential Information. Corporation shall provide the Confidential Information to Consultant at such time and in such manner as may be mutually determined by Consultant and Consultant. Confidential Information may only be provided by Consultant to employees and authorized representatives of Consultant in conformity with the terms hereof.

         (c) Disclosure of Confidential Information. Consultant hereby agrees, on behalf of itself, its partners, its officers, its directors, its employees, its representatives and any subsidiaries or any affiliated entities controlled by Recipient (collectively, the "Consultant Affiliates") as follows:

                (1) Recipient shall not at any time or in any manner or fashion, either directly or indirectly, without the prior agreement of Corporation;

                 (A)    use, derive a benefit from or otherwise
        claim any proprietary interest in the Confidential Information;

                 (B)    divulge, disclose or communicate to any
        third party or entity whomsoever any of the Confidential
        Information; or

                 (C) make any statement, public announcement or any release to trade publications or to the press or make any statement to any competitor, customer or any other third party, regarding the Confidential Information, except as may be required by a court of competent jurisdiction in order to comply with the requirements of any law, governmental order or regulation.

                (2) Consultant shall take all reasonable action, which shall be necessary or appropriate, to prevent the unauthorized use and disclosure of the Confidential
        Information, and to protect the interests of Corporation in and to the Confidential Information.

                (3) Consultant shall require the Consultant Affiliates to abide by the terms of this Agreement and retain all Confidential Information in strict confidence. Furthermore, at the request of Corporation any Consultant Affiliate having access to the Confidential Information shall be required to execute an agreement whereby such Consultant Affiliate agrees to be bound by the terms and conditions of this Agreement relating to the Confidential Information.

                (4)     No Confidential Information shall be
        disclosed by Consultant to any consultant, professional representative, attorney, accountant, banker, agent or other party related to Recipient (hereinafter "Related Parties") without such Related Party executing an agreement whereby such Related Party agrees to be bound by the terms and conditions of this Agreement relating to the Confidential Information.

         (d) Survival. This provisions of paragraph shall survive the termination of this Agreement.

        12. Public Disclosure. Any reference to the Consultant or any advice, information or other matter pertaining to the Services shall not be publicly disclosed or made available to any third party without the prior written consent of the Corporation, unless such disclosure is required by law.

        13.     Miscellaneous.

         (a) Arbitration. All disputes, controversies or differences that may arise between the parties out of, in relation to or in connection with this Agreement shall be resolved by arbitration pursuant to the commercial arbitration rules then in effect of the American Arbitration Association, by which arbitration each party hereto shall be bound. Each party shall promptly select an arbiter from the approved list of arbiters provided by the American Arbitration Association, and these two (2) arbiters shall then select a third arbiter. Any arbitration hearing shall be held in Palm Beach County. Any award rendered by the arbiters shall be final and binding on the parties and shall be specifically enforceable. The prevailing party in any such arbitration shall be entitled to the costs associated with such arbitration, including attorneys' fees and costs. In the event such specific enforcement is so required, each party to this Agreement hereby expressly and irrevocably submits to the jurisdiction of the United States District Court, Southern District of Florida or any other competent court sitting in the State of Florida, County of Palm Beach, and each party waives the right to nay other jurisdiction or venue to which any of them may be entitled by reason of its present or future domicile. Furthermore, each of the parties hereto consents to the service of process by registered of certified mail to the address set forth in the Notice section of this Agreement.

         (b) Assignment. This Agreement shall be considered unique and personal as to the parties hereto. Therefore, neither Consultant nor Corporation may assign all or any part of the obligations undertaken pursuant to this Agreement without first having obtained the prior written consent of the other party hereto.
 Notwithstanding the foregoing, the Corporation and Consultant shall have the right, without prior approval, to assign this Agreement to any parent or affiliate.

         (c) Authorization. The parties signing this Agreement represent and warrant that they have the full authority and legal capacity to do so.

         (d) Benefit. This Agreement shall enure to the benefit to the parties thereto and there respective successors and assigns.

         (e) Captions. The captions used herein are provided only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision hereof.

         (f)    Counterparts.  This Agreement may be executed in one
(1) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         (g) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and any prior or contemporaneous oral or written agreements, understandings, arrangements, negotiations or communications among the parties not specifically incorporated herein shall be of no force or effect.

         (h) Facsimile Execution. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution.

         (i) Governing Law. This agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the State of Florida, without regard to principals of conflict of law and irrespective of the fact that one or more parties hereto is now or may hereafter be a resident of a different state, jurisdiction or country.

         (j) Headings. The headings contained in this Agreement have been inserted for convenience and reference purposes only and shall not affect the meaning or interpretation hereof in any manner whatsoever.

         (k) Modification. This Agreement shall not be modified, varied or amended except by the written agreement signed by each of the parties hereto.

         (l) No Implied Waivers. The failure of either party to require the performance by the other party to any provision hereof shall in no way affect the full right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not constitute a waiver of any subsequent breach of the same or any other provision, nor shall it constitute a waiver of the provision itself.

         (m) Notices. All notices to be given under this Agreement shall be in writing, and may be given, served or made by depositing the same in the U.S. mail addressed to the party to be notified at the address herein set forth, post-paid and registered or certified with return receipt requested, by recognized overnight delivery service, by delivering the same in person to such party or by sending such notice by facsimile transmission:

If to Consultant:                  __________________
                                   __________________
                                   __________________

If to Corporation:                 10225 Yonge Street
                                   Richmond Hill,
                                   Ontario  L4C 3B2
                                   Canada
                                   Attention: Allan Ibbitson

         (n) Rights of Third Parties. Except as otherwise specifically provided for herein, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

         (o) Severability. In the event any one or more of the provisions of this Agreement or the application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and any other application thereof shall in no way be affected or impaired.


                    (Signatures appear next page)

        IN WITNESS WHEREOF, the Corporation and Consultant have executed this Agreement as of the date set forth hereinabove.

                                 CONSULTANT:

                                 Tinamilu
                                 Holdings
                                 Limited


                                 By:________________________,
                                    President

                                 CORPORATION


                                 Dover
                                 Petroleum
                                 Corp.


                                 By: Ted McKechnie, President